UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 8, 2009

Insight Enterprises, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-25092	86-0766246
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1305 West Auto Drive, Tempe, Arizona		85284
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	480-902-1001

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 8, 2009, the Board of Directors of Insight Enterprises, Inc. (the "Company") appointed Robert F. Woods as a Class I Director of the Company with a term expiring at the 2010 annual meeting of stockholders, at which time Mr. Woods will stand for election. Mr. Woods will serve on the Audit Committee of the Board of Directors. In accordance with the Company's current Board compensation arrangements, Mr. Woods will receive $20,000 per quarter for serving on the Board, a grant of restricted stock units (RSUs) equal to a pro-rata share of the last annual grant of RSUs to other non-employee directors based on the number of months to be served before the next regularly scheduled annual meeting of stockholders, annual grants of service-based restricted stock units and reimbursement for reasonable expenses.

On July 8, 2009, the Company issued a press release announcing the appointment of Mr. Woods to the Company's Board of Directors. The full text of the press release issued in connection with this announcement is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Press release dated July 8, 2009.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Insight Enterprises, Inc.

July 9, 2009	By:	Steven R. Andrews

Name: Steven R. Andrews
Title: Chief Administrative Officer, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press release dated July 8, 2009.